Exhibit 99.1

Connexa Sports Technologies Inc. Announces Receipt of Notice from Nasdaq Regarding Late Filing of Quarterly Report on Form 10-Q

Baltimore, September 26, 2022 (GLOBE NEWSWIRE) -- Connexa Sports Technologies Inc. (NASDAQ: CNXA) (www.connexasports.com) (the “Company”) announced that it had received a letter from The Nasdaq Stock Market LLC (“Nasdaq”) on September 22, 2022 (“Notice Letter”), notifying the Company that it is not in compliance with the periodic filing requirements for continued listing because the Company’s Form 10-Q for the period ended July 31, 2022 (the “2023 Q1 10-Q”) and Form 10-K for the fiscal year ended April 30, 2022 (the “2022 10-K” and, together with the 2023 Q1 10-Q, the “Periodic Reports”) were not filed with the Securities and Exchange Commission by the required due dates. As previously disclosed, the Company received a letter from Nasdaq on August 16, 2022 (the “First Letter”) regarding the Company not filing its 2022 10-K.

The Notice Letter has no immediate effect on the listing or trading of the Company’s shares. Nasdaq has provided the Company with 60 calendar days from the date the First Letter was received, until October 17, 2022, to submit a plan to regain compliance with regard to the Periodic Reports. If Nasdaq accepts the Company’s plan, then Nasdaq may grant the Company up to 180 days from the prescribed due date for the filing of the 2022 10-K, or February 13, 2023, to regain compliance.

The Company expects and intends to submit to Nasdaq the compliance plan with regard to the Periodic Reports by or before October 17, 2022.

The Company continues to work diligently to complete its 2022 10-K and targets filing both the 2022 10-K and the 2023 Q1 10-Q in November 2022, after which the Company anticipates regaining and maintaining compliance with its SEC reporting obligations and Nasdaq listing requirements.

This announcement is made in compliance with Nasdaq Listing Rule 5810(b), which requires prompt disclosure of receipt of a deficiency notification.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains “forward-looking statements” (within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended), including statements regarding the Company’s ability to complete the filing of the 2022 10-K within the period prescribed by Nasdaq and the Company’s ability to timely file its periodic reports going forward, including, without limitation, its quarterly report for the three months ended July 31, 2022, the timing of which remains uncertain. These statements are based on current expectations as of the date of this press release and involve a number of risks and uncertainties, which may cause results to differ materially from those indicated by these forward-looking statements. These risks include, without limitation, risks related to the auditor’s ability to timely complete the Form 10-K, including the audited financial statements for the fiscal year ended April 30, 2022, and the Company’s ability to timely compile and prepare unaudited financial statements for the quarter ended July 31, 2022. Any reader of this press release is cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this press release, except as required by applicable laws or regulations.

About Connexa Sports Technologies:

Connexa Sports a leading connected sports company delivering products, technologies, and services across the ‘Watch, Play, Learn’ commercial and subscription-as-a-service activities in sports. Digital disruption is restructuring how sports are enjoyed, consumed, and monetized, and Connexa Sports is well positioned to capitalize on this with its portfolio of brands: Slinger, PlaySight Interactive, Gameface.AI and Foundation Tennis.

With over one million users across its platform, Connexa’s mission is to reimagine sports.

Contact Information:

investors@connexasports.com

(443) 407-7564

www.connexasports.com